Lease Agreement

Party A: Harbin Huadong Plaza Realty Management Co., Ltd. (hereinafter referred to as Party A)

Party B: Harbin Humankind Biology Technology Co. Limited. (hereinafter referred to as Party B)

Based on the principls of mutual cooperation, mutual benefit and common development, both Party A and Party B signed this agreement after friendly negotiation. The content of this agreement is as follows:

Article I
Party A leases to Party B room located in Ha Er international plaza, 66-3, Heping Road, Harbin City with the size of 200 square meters.

Article II
Party B shall use the room for product distribution store but can not use the room for restaurants and entertaiments.

Article III
Party B shall be responsible for room designing and decoration as well as the related expense. Party B is forbidden to destroy the original structure of the room and needs to obtain the consents of Party A if any changes to the original structure.

Article IV
Term: Three years.

Article V
Rental: RMB 50,000 for each year.
Pledge deposit: RMB 10,000.

Article VI
During the lease period, Party B shall afford electric charge, telephone fee, property expense, electric elevator fee, security fee, garbage clearing fee, water fee and garage fee etc. Party A will not charge those above fee to Party B any more.

Article VII
Party B shall pay rental to Party A on August 6th every year. The rental rate is fixed during the lease period.

Article VIII
The staff of Party B shall comply with Property Management Rule made by Party A.

Article IX
The staff of Party B could have dinner in dinning room of Party A. Party B shall be responsible for the meal cost.

Article X
Both parties shall discuss the issues about renewing contract three months before lease period expires so that both parties have enough time to prepare.

Article XI
During the lease period, neither of the parties are allowed to terminate the agreement unilaterally. If Party A breaches the agreement, Party A shall indemnify Party B for the loss. If Party B breaches the agreement, Party A will not return the rest rental and pledge deposit as the compensation to the loss of Party A.

Article XII
If Party B will not lease the room when the agreement expires, Party A shall return all the pledge deposit provided Party B does not breach any of the agreement.

Article XIII
As for force majeure and the matters not covered in the agreement, both parties shall negotiate to sovle the problems.

Article XIV
This agreement will be taken into effect three days after the signing date. The lease period is caculated from three days after signing date on.

Party A: /s/Chengwu Dai
Harbin Huadong Realty Management Co., Ltd. (Seal)

Party B: /s/Baosen Ma
Harbin Humankind Biology Technology Co. Limited (Seal)

August 20, 2008